Exhibit 99.1

News Release

Contacts:

Leslie S. Magee

Chief Financial Officer

225-298-5261

lmagee@he-equipment.com

Jeffrey L. Chastain

Vice President of Investor Relations

225-952-2308

jchastain@he-equipment.com

H&E Equipment Services Signs Definitive Agreement

To Acquire Lewistown Rental and Affiliated Companies

BATON ROUGE, Louisiana — (April 11, 2024) — H&E Equipment Services, Inc. (“H&E” or the “Company”) (NASDAQ: HEES) today announced the signing of a definitive agreement to acquire Lewistown Rental, a Lewistown, Montana-based equipment rental business and three of its affiliated rental operations in Havre, Glasgow and Great Falls, Montana. Each location serves multiple end markets, including non-residential, industrial and agriculture. The company and its affiliates deploy a diverse fleet of equipment with a total estimated fleet value, as measured by original equipment cost, of $28.5 million. The transaction is expected to close in the second quarter of 2024, following the satisfaction of customary closing conditions.

Brad Barber, chief executive officer of H&E, stated, “Lewistown Rental, together with its affiliated operations, has demonstrated impressive growth over the past several years by addressing a unique customer base across underserved markets in northern and central Montana, utilizing a diverse and comprehensive mix of equipment. Growth prospects in this region and across the state of Montana continue to improve, with rising demand in non-residential construction, including commercial and infrastructure projects, industrial activities and agricultural production. The transaction is expected to complement our existing branch locations in the cities of Billings and Belgrade.”

Following the close of the transaction, H&E’s equipment rental operations will extend across 145 locations in 30 states.

About H&E Equipment Services, Inc.

Founded in 1961, H&E Equipment Services, Inc. is one of the largest rental equipment companies in the nation. The Company’s fleet is among the industry’s youngest and most versatile with a

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superior equipment mix comprised of aerial work platforms, earthmoving, material handling, and other general and specialty lines. H&E serves a diverse set of end markets in many high-growth geographies and has branches throughout the Pacific Northwest, West Coast, Intermountain, Southwest, Gulf Coast, Southeast, Midwest, and Mid-Atlantic regions.

Forward-Looking Statements

Statements contained in this press release that are not historical facts, including statements about H&E’s beliefs and expectations, are “forward-looking statements” within the meaning of the federal securities laws. Statements containing the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” “foresee” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: (1) general economic and geopolitical conditions in North America and elsewhere throughout the globe and construction and industrial activity in the markets where we operate in North America; (2) our ability to forecast trends in our business accurately, and the impact of economic downturns and economic uncertainty on the markets we serve (including as a result of current uncertainty due to inflation and increasing interest rates); (3) the impact of conditions in the global credit and commodity markets and their effect on construction spending and the economy in general; (4) trends in oil and natural gas which could adversely affect the demand for our services and products; (5) our inability to obtain equipment and other supplies for our business from our key suppliers on acceptable terms or at all, as a result of supply chain disruptions, insolvency, financial difficulties, supplier relationships or other factors; (6) increased maintenance and repair costs as our fleet ages and decreases in our equipment’s residual value; (7) risks related to a global pandemic and similar health concerns, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response to the pandemic, material delays and cancellations of construction or infrastructure projects, labor shortages, supply chain disruptions and other impacts to the business; (8) our indebtedness; (9) risks associated with the expansion of our business and any potential acquisitions we may make, including any related capital expenditures, or our ability to consummate such acquisitions; (10) our ability to integrate any businesses or assets we acquire; (11) competitive pressures; (12) security breaches, cybersecurity attacks, increased adoption of artificial intelligence technologies, failure to protect personal information, compliance with data protection laws and other disruptions in our information technology systems; (13) adverse weather events or natural disasters; (14) risks related to climate change and climate change regulation; (15) compliance with laws and regulations, including those relating to environmental matters, corporate governance matters and tax matters, as well as any future changes to such laws and regulations; and (16) other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release, whether as a result of any new information, future events or otherwise. These statements are based on the current beliefs and assumptions of H&E’s management, which in turn are based on currently available information and important, underlying assumptions. Investors, potential investors, security holders and other readers are urged to consider the above-mentioned factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

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